UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

DIALPOINT COMMUNICATIONS CORPORATION (Exact name of registrant as specified in its charter)

Nevada	333-144207	20-4749741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2354-B Ebenezer Road Rock Hill, South Carolina 29732 (Address of principal executive office)

(803) 616-0030 (Registrant’s telephone number, including area code)

767 Village Manor Place, Suwanee, Georgia 30024 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

DEPARTURE OF DIRECTORS OR CERTAN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS WITH CERTAIN OFFICERS

On March 27, 2009, Eileen Casey, officer and director of the Company, due to medical reasons has resigned all of her positions with the Company including, but not limited to, Secretary, Director, Executive Vice-President, Chief Financial Officer, and Chief Accounting Officer. In the Interim and until a replacement or replacements can be named, Anne DiSilvestre, Chief Executive Officer of the Company, will assume the roles of Secretary, Chief Financial Officer, and Chief Accounting Officer. The Company has accepted the resignation provided by Eileen Casey and will make an immediate search for a qualified individual(s) to assume her role and responsibilities with the Company.

There were no acquisition or disposition of securities in connection with the foregoing change in the majority of the board of directors and accordingly a disclosure document, as described in Rule 14f-1 of the Securities and Exchange Act of 1934, as amended, will not be filed with the Securities and Exchange Commission, nor required to be filed as a matter of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALPOINT COMMUNICATIONS CORPORATION

Date: March 27, 2009	By: /s/ Ann DiSilvestre
Ann DiSilvestre
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

Not Applicable